aronson LLC
ASSURANCE | TAX | CONSULTING

805 King Farm Boulevard
Suite 300
Rockville, Maryland 20850

301.231.6200
301.231.7630
www.aronsonllc.com
info@aronsonllc.com

October 21, 2014

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE: Bowl America Incorporated
Commission File Number 01-7829

We have read the statements that we understand Bowl America Incorporated will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Yours truly,

Aronson LLC

Aronson LLC